Exhibit 99.1

225 Summit Avenue Montvale, NJ 07645 201-930-3300	NEWS RELEASE

CONTACT: Carol A. Cox, 201-930-3720	EMAIL: Carol.Cox@barrlabs.com
Barr Shareholders Approve Pending Teva Acquisition
Montvale, NJ – November 21, 2008... Barr Pharmaceuticals, Inc. (NYSE: BRL) today announced that its shareholders overwhelmingly approved the proposals submitted to them relating to the acquisition of Barr by Teva Pharmaceuticals Industries Ltd. (NASDAQ: TEVA).
“Today’s vote demonstrated the overwhelming support of the transaction by the Barr shareholders,” said Bruce L. Downey, Barr’s Chairman and CEO. “We are pleased with the progress that we continue to make towards completion of the acquisition of Barr by Teva, and we and Teva continue to anticipate completing this transaction prior to the end of the year and combining our two strong organizations.”
About Barr Pharmaceuticals, Inc.
Barr Pharmaceuticals, Inc. is a global specialty pharmaceutical company that operates in more than 30 countries worldwide and is engaged in the development, manufacture and marketing of generic and proprietary pharmaceuticals, biopharmaceuticals and active pharmaceutical ingredients. A holding company, Barr operates through its principal subsidiaries: Barr Laboratories, Inc., Duramed Pharmaceuticals, Inc. and PLIVA d.d. and its subsidiaries. The Barr Group of companies markets more than 120 generic and 27 proprietary products in the U.S. and approximately 1,025 products globally outside of the U.S. For more information, visit www.barrlabs.com.
Forward-Looking Statements
This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of Barr Pharmaceuticals, Inc. (the “Company”) concerning the proposed merger of the Company (the “merger”) with Boron Acquisition Corp., a wholly-owned subsidiary of Teva Pharmaceutical Industries Ltd. (the “Teva”) and other future events and their potential effects on the Company. The statements, analyses, and other information contained herein relating to the proposed merger, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: the difficulty in predicting the timing and outcome of legal proceedings, including patent-related matters such as patent challenge settlements and patent infringement cases; the difficulty of predicting the timing of FDA approvals; court and FDA decisions on exclusivity periods; the ability of competitors to extend exclusivity periods for their products; market and customer acceptance and demand for our pharmaceutical products; our dependence on revenues from significant customers; reimbursement policies of third party payors; our dependence on revenues from significant products; the use of estimates in the preparation of our financial statements; the impact of competitive products and pricing on products, including the launch of authorized generics; the ability to launch new products in the timeframes we expect; the availability of raw materials; the availability of any product we purchase and sell as a distributor; the regulatory environment in the markets where we operate; our exposure to product liability and other lawsuits and contingencies; the increasing cost of insurance and the availability of product liability insurance coverage; our timely and successful completion of strategic initiatives, including integrating companies (such as PLIVA d.d.) and products we acquire; fluctuations in operating results, including the effects on such results from spending for research and development, sales and marketing activities and patent challenge activities; the inherent uncertainty associated with financial projections; our expansion into international markets through our PLIVA acquisition, and the resulting currency, governmental, regulatory and other risks involved with international operations; our ability to service our significantly increased debt obligations as a result of the PLIVA acquisition; changes in generally accepted accounting principles; the reactions of the Company’s customers and suppliers to the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the inability to complete the merger due to the failure to satisfy customary conditions to the completion of the merger, including the failure to receive required regulatory approvals and the diversion of management time on merger-related issues. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), specifically as described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.
Important Legal Information
In connection with the proposed merger, Teva has filed a registration statement on Form F-4 containing a proxy statement/prospectus for shareholders of the Company with the SEC, and the Company and Teva may be filing other documents regarding the proposed transaction with the SEC as well. Before making any investment decision, investors are urged to read the proxy statement/prospectus regarding the proposed transaction, as well as the other documents referred to in the proxy statement/prospectus carefully in their entirety when they become available because they will contain important information about the proposed transaction. The definitive proxy statement/prospectus has been mailed to the Company’s shareholders. Shareholders may obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Teva and the Company, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request by mail or telephone to Barr Pharmaceuticals, Inc., 225 Summit Avenue, Montvale, NJ, 07645 – Attention: Investor Relations.
[EDITOR’S ADVISORY: Barr Pharmaceuticals, Inc. news releases are available free of charge through PR Newswire’s News On-Call site at http://www.prnewswire.com/comp/089750.html. Barr news releases and corporate information are also available on Barr’s website (www.barrlabs.com). For complete indications, warnings and contraindications, contact Barr Laboratories’ Product Information Department at 1-800-Barr Lab. All trademarks referenced herein are the property of their respective owners.]
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